Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Orphan Medical, Inc. 1994 Stock Option Plan of our report dated February 6, 2004, with respect to the financial statements and schedule of Orphan Medical, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/   Ernst & Young LLP

Minneapolis, Minnesota
July 8, 2004